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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 7, 1997

                           KILROY REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
           MARYLAND               COMMISSION FILE: 1-12675          95-4598246
(STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION NO.)
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     2250 EAST IMPERIAL HIGHWAY, SUITE 1200, EL SEGUNDO, CALIFORNIA, 90245
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 563-5500

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  On November 7, 1997, Kilroy Realty, L.P., a limited partnership (the "Partnership") in which Kilroy Realty Corporation (the "Company") is the sole general partner and through which the Company conducts the majority of its activities, acquired four industrial buildings and four office buildings with approximately 907,000 aggregate rentable square feet for an aggregate purchase price of approximately $79,600,000. The acquisitions were financed with approximately $44,600,000 of working capital, the assumption of approximately $19,700,000 of mortgage notes and the issuance of 588,736 limited partnership units of the Partnership valued at approximately $15,300,000 based on a unit price predetermined by the parties involved. The properties were purchased from various entities controlled by The Allen Group, an unaffiliated entity, based on arms-length negotiations.

  The four office buildings are located in San Diego, California (the "Office Buildings") and contain approximately 454,000 aggregate rentable square feet. The Office Buildings have an average monthly rent per square foot of $0.91. The quoted market rental rate for comparable office buildings in San Diego is $1.03 per square foot. Two of the industrial buildings are located in Las Vegas, Nevada (the "Las Vegas Buildings"). The Las Vegas Buildings contain approximately 210,000 aggregate rentable square feet and have an average monthly rent per square foot of $0.36. The quoted market rental rate for comparable industrial buildings in Las Vegas is $0.35 per square foot. The third industrial building is located in San Diego, California, and contains approximately 78,000 aggregate rentable square feet. The average monthly rent per square foot is $0.52. The quoted market rental rate for comparable industrial buildings in San Diego is $0.52 per square foot. The fourth industrial building is located in Stockton, California, and contains approximately 165,000 aggregate rentable square feet. The average monthly rent per square foot is $0.56. The quoted market rental rate for comparable industrial buildings in Stockton is $0.56 per square foot. All of the buildings are presently 100% leased.

  In a second phase of the transaction, the Company will purchase an additional four properties currently under construction, totaling 465,000 square feet of space, as each property is completed and occupied. All four of these properties--located in San Diego and Reno, Nevada--are 100% pre-leased, and all are expected to be completed by mid-year 1998.

  Phase three of the transaction covers three office properties and one industrial property, totaling 358,000 square feet of space. The Company has agreed to purchase each of the four properties--located in San Diego and Redwood Shores, California and Las Vegas, Nevada--when each achieves a pre-determined occupancy level. These acquisitions are expected to be completed by year-end 1998.

  A fourth phase of the transaction includes a 750,000-square-foot development pipeline consisting of two planned office projects to be located in key submarkets of San Diego County on approximately 50 acres of land owned by The Allen Group. The Company has agreed to purchase a 50% managing interest in the two projects upon completion of all necessary entitlements and infrastructure, and will manage the development of both. The Company also has acquired an option to buy out The Allen Group's remaining interest in both properties, upon completion, at 96% of fair market value. The two projects, located in San Diego, are expected to be started in 1998.

  The Company will finance the future acquisitions with a combination of cash, assumed debt and the issuance, over time, of up to approximately four million limited partnership units of the Partnership.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

DESCRIPTION

  (a) Financial statements of properties acquired.

  The required financial statements for the acquired property will be filed within 60 days.

  (b) Pro forma financial information.

  The required financial statements for the acquired property will be filed within 60 days.

  (c) Exhibits

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
 EXHIBIT
   NO.
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
 10.70 Contribution Agreement, dated October 21, 1997, by and between Kilroy Realty, L.P. and Kilroy Realty Corporation and The Allen Group and the Allens.
 10.71   First Amendment to the Amended and Restated Agreement of Limited
         Partnership of Kilroy Realty, L.P., dated October   , 1997.
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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          KILROY REALTY CORPORATION

                                                 /s/ Ann Marie Whitney
Date: November 21, 1997                   By: _________________________________
                                             Name: Ann Marie Whitney
                                             Title: Vice-President and
                                             Controller



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